EXHIBIT 99.3

Q1 - 2017 Earnings Presentation Contact: (email) Chuck.Shaffer@SeacoastBank.com (phone) 772.221.7003 (web) www.SeacoastBanking.com

This presentation contains “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 , including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts . Actual results may differ from those set forth in the forward - looking statements . Forward - looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward - looking statements . You should not expect us to update any forward - looking statements . You can identify these forward - looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future . These forward - looking statements may not be realized due to a variety of factors, including, without limitation : the effects of future economic and market conditions, including seasonality ; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes ; changes in accounting policies, rules and practices ; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities ; interest rate risks, sensitivities and the shape of the yield curve ; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet ; and the failure of assumptions underlying the establishment of reserves for possible loan losses . The risks of mergers and acquisitions, include, without limitation : unexpected transaction costs, including the costs of integrating operations ; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time - consuming or costly than expected ; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected ; the risk of deposit and customer attrition ; any changes in deposit mix ; unexpected operating and other costs, which may differ or change from expectations ; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees ; increased competitive pressures and solicitations of customers by competitors ; as well as the difficulties and risks inherent with entering new markets . All written or oral forward - looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10 - K for the year ended December 31 , 2016 under “Special Cautionary Notice Regarding Forward - Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings . Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http : //www . sec . gov . Cautionary Notice Regarding Forward - Looking Statements 2

• $5.1B assets bank operating in the nation’s third most - populous state • Strong and growing presence in two of Florida’s most attractive MSAs ‒ Top 10 bank in Orlando ‒ Growing share in West Palm Beach ‒ #1 share in Port St Lucie MSA, 8 th largest market in Florida ‒ Growing presence in Tampa MSA • Investing in digital transformation, innovative business banking delivery • Growth - oriented culture, engaged associate base, strong customer advocacy • Engaged and independent board • Market Cap: $976.4 million (3/31/17 ), 3 rd Generation Florida Bank, Benefitting from Attractive Geography; Investments in Digital Transformation and Commercial Loan Platform, Strategic Acquisitions Orlando MSA West Palm Beach, Ft Lauderdale MSA Port St Lucie MSA Seacoast Customer Map 3 Seacoast Bank [NASDAQ: SBCF] Tampa MSA

Experienced Board & Management Team Comprehensive Customer Servicing Model Track Record of Value - Creating Acquisitions Expanding Analytical & Digital Capabilities Well - Positioned to Benefit From Florida Market Focused on Controls Experienced Board & Management Team Comprehensive Customer Servicing Model Track Record of Value - Creating Acquisitions Expanding Analytical & Digital Capabilities Well - Positioned to Benefit From Florida Market Focused on Controls 4 Seacoast’s Differentiated Strategy

5 Certain items during the first quarter 2017, aggregating to $3.6 million in noninterest expense, were significant when compared to the prior quarter. • Return of seasonal 401(k) and payroll tax expense. • Restructured the executive team, with salary expense overlap and severance - related charges. This was largely complete by first quarter end. • Lifted - out a commercial lending team, expected to be earnings accretive in the fiscal year 2017. • Completed a reduction in force, resulting in severance expense during the first quarter. • Consolidated four branch locations, resulting in closure charges and severance in the first quarter, with anticipated benefits partially realized in the second quarter and more fully in the second half of 2017. Notable Items Affecting Q1 Results

6 $30,349 $34,801 $37,735 $37,628 $38,377 3.68% 3.63% 3.69% 3.56% 3.63% $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Net Interest Income and Net Interest Margin* ($ in thousands) • Net interest income for the quarter totaled $38.4 million, up 2% from the prior quarter. • Net interest margin for the quarter increased to 3.63%, versus 3.56% in the prior quarter. *Calculated on a fully taxable equivalent basis using amortized cost. Net Interest Income and Margin

7 $2,129 $2,230 $2,698 $2,612 $2,422 $2,217 $2,370 $2,306 $2,334 $2,494 $1,437 $1,308 $1,283 $1,449 $1,257 $999 $1,364 $1,885 $1,616 $1,552 $1,007 $1,460 $1,210 $1,300 $1,447 $379 $382 $611 $733 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 $10,000 $11,000 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 BOLI Other Income Mortgage Banking Fees Wealth Management Fees Interchange Income Service Charges Adjusted Noninterest Income (in thousands) $8,166 1Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures” Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortizati on of acquisition - related intangibles. Prior periods have been revised to conform with the current period presentation. • Adjusted noninterest income totaled $9.9 million, an increase of approximately $1.8 million or 21% from the first quarter of 2016. • Strong increases in mortgage banking revenue, deposit service charges, and interchange income, up from the prior year by 55%, 14%, and 12%, respectively. $9,111 $9,764 $9,922 $9,905 $377 Adjusted Noninterest Income 1

8 $14,526 $15,245 $15,828 $14,799 $16,389 $2,488 $2,698 $3,223 $3,030 $3,267 $3,746 $4,184 $4,418 $4,463 $4,625 $6,100 $6,277 $6,646 $6,562 $6,641 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Other Occupancy / Telephone Data Processing Cost Salaries and Benefits Adjusted Noninterest Expense (in thousands) $30,922 $26,860 $28,404 $30,115 $28,854 • As a percentage of average assets, noninterest expense in the first quarter of 2017 was 2.71%, down from 3.03% in the first quarter of 2016. • The increase in adjusted noninterest expense quarter over quarter is primarily the result of a return of seasonal 401(k) and payroll tax expense; executive team restructure; commercial team lift - out; and expenses associated with a investor relations event. 1Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures” Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortizati on of acquisition - related intangibles. Prior periods have been revised to conform with the current period presentation. Adjusted Noninterest Expense 1

9 84.30% 89.40% 82.80% 104.50% 68.30% 68.60% 76.30% 72.6% 81.7% 78.0% 68.6% 62.4% 71.1% 40% 50% 60% 70% 80% 90% 100% 110% Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 GAAP - Efficiency 83.30% 82.00% 79.60% 74.80% 67.50% 67.50% 68.20% 69.1% 69.6% 64.8% 63.1% 60.8% 64.7% 40% 50% 60% 70% 80% 90% 100% 110% Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Adjusted - Efficiency 1 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures” Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortizati on of acquisition - related intangibles. Prior periods have been revised to conform with the current period presentation. • Looking forward, we expect the efficiency ratio to continue to improve, and exit the year in the 50s Efficiency Ratio

10 Total Loans Outstanding (in millions) • Loans grew $514 million or 21% from year - ago levels. Adjusting for acquisitions, loans grew $456 million or 19%. Compared to the prior quarter, loans increased $93 million or 3%. • Pipelines remain strong, with the commercial pipeline at $123 million, residential at $78 million, and consumer/small business at $44 million. • New Tampa based C&I team pipeline has expanded to $90 million at April 21. The team joined in February. • Assuming no further rate increases, and stabilized non - cash accretion from acquired loans, loan yields should remain stable from this quarter forward. $2,455 $2,616 $2,769 $2,879 $2,974 4.66% 4.64% 4.67% 4.49% 4.43% 4.40% 4.26% 4.39% 4.16% 4.10% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Loans Reported Yield Yield Excluding Purchased Non-Impaired and Purchased Credit Impaired Loan Growth Momentum Continues, Supported by a Strong Florida Economy, and Prudent Guardrails (Yields presented above do not reflect FTE adjustments)

11 • Total deposits increased 14% from year over year, Transaction accounts represent 57% of total deposits, and have increased 16% year over year. • Cost of deposits of 0.14% remains flat from prior quarter, up from 0.13% in prior year first quarter. $1,805 $1,923 $1,945 $2,022 $2,096 $1,055 $1,192 $1,200 $1,149 $1,185 $362 $386 $3 … $352 $398 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Transaction Accounts Savings and Money Market Time Deposits Deposit Balances (in millions) $3,679 $3,222 $3,501 $3,510 57% $3,523 The Deposit Franchise Continues to Perform Well and Serves as a Source of Earnings Strength

12 Net Charge - offs Nonperforming Loans ALLL $19,724 $20,725 $22,684 $23,400 $24,562 1.04% 0.99% 0.98% 0.96% 0.95% 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 ALLL ALLL Ratio - Non Acquired $199 $662 $550 $1,000 $1,304 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 Provision Loan Loss Provision $(397) $(339) $(1,409) $283 $142 - 0.07% - 0.05% - 0.21% 0.04% 0.02% 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 NCO NCO / Loans $11,881 $10,919 $10,561 $11,023 $10,557 $3,707 $4,360 $7,876 $7,048 $6,428 0.63% 0.58% 0.66% 0.62% 0.57% 0.00% 0.50% 1.00% 1.50% 2.00% $0 $5,000 $10,000 $15,000 $20,000 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 NPL - nonacquired NPL - acquired Total NPL Ratio Credit Quality ($ in thousands)

Capital Position 13 Tangible Book Value / Book Value Per Share $9.17 $9.08 $9.35 $9.37 $10.41 $10.91 $11.20 $11.45 $11.45 $12.33 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 Tangible Book Value Per Share Book Value Per Share 8.5% 10.6% 12.6% 13.1% 10.7% 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 Adjusted Return on Tangible Common Equity 1 14.6% 13.5% 13.4% 13.3% 14.9% 13.9% 12.8% 12.6% 12.6% 14.3% 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 Total Risk Based Capital Tier 1 Ratio Total Risk Based and Tier 1 Capital On February 21, 2017, we completed a public offering of 2.7 million shares of common stock, generating net proceeds of $55.7 million. Tangible Common Equity / Tangible Assets 8.8% 8.0% 8.0% 7.7% 9.0% 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures” Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortizati on of acquisition - related intangibles. Prior periods have been revised to conform with the current period presentation.

Key Assumptions – Updated Guidance • Prepared based on static interest rates at 3/31/2017 (Fed funds at 1.0%, 10 year at 2.40%). No further interest rate increases modeled. • Loan growth in the mid to high teens • Core deposit growth of 7%, and funding shortfalls, filled with 1.0% time deposits or public funds • Stable loan yields of approximately 4.45%, securities yields of approximately 2.58% • On target to consolidate 4 retail locations by mid year. • Net charge offs of 2 - 4 basis points • Loan provisioning in line with growth in loans outstanding • Effective tax rate of 35.5% • Exit 2017 with an adjusted efficiency ratio in the 50s 14 2017 Adjusted Earnings Per Share Guidance – $1.28 to $1.32 per share $1.00 $1.05 $1.10 $1.15 $1.20 $1.25 $1.30 $1.35 Original Guidance Capital Raise Intangible Amortization Investment Realization Current Guidance Updated guidance of $1.28 - $1.32 $1.24 - $1.28 Original Guidance Less $0.06 Dilution as a Result of the Raise Add $0.04 Non - cash amortization of intangible assets Add $0.06 incremental growth post - capital raise

Investor Presentation Charles M. Shaffer Executive Vice President Chief Financial Officer (772) 221 - 7003 Chuck.Shaffer@seacoastbank.com INVESTOR RELATIONS www.SeacoastBanking.com NASDAQ: SBCF 15 15 Contact Details: Seacoast Banking Corporation of Florida

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This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”) . The financial highlights provide reconciliations between GAAP net income and adjusted net income, GAAP income and adjusted pretax, preprovision income . Management uses these non - GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance . The Company believes the non - GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community . These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions . The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently . The Company provides reconciliations between GAAP and these non - GAAP measures . These disclosures should not be considered an alternative to GAAP . Explanation of Certain Unaudited Non - GAAP Financial Measures 17

GAAP to Non-GAAP Reconciliation

(Q1 16 – Q1 17)

(Dollars in thousands except per share data)	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016
Net income (loss)	$ 7,926	$ 10,771	$ 9,133	$ 5,332	$ 3,966
Boli Income	0	0	0	0	(464)
Security Gains	0	(7)	(225)	(47)	(89)
Total Adjustments to Revenue	0	(7)	(225)	(47)	(553)
Merger related charges	533	561	1,699	2,446	4,322
Amortization of intangibles	719	719	728	593	446
Branch reductions and other expense initiatives	2,572	163	894	1,587	713
Early redemption cost for FHLB advances	0	0	0	1,777	0
Total Adjustments to Noninterest Expense	3,824	1,443	3,321	6,403	5,481
Effective tax rate on adjustments	(1,480)	(404)	(1,168)	(2,532)	(1,845)
Adjusted Net Income	$ 10,270	$ 11,803	$ 11,061	$ 9,156	$ 7,049
Earnings per diluted share, as reported	0.20	0.28	0.24	0.14	0.11
Adjusted earnings per diluted share	0.26	0.31	0.29	0.24	0.20
Average shares outstanding (000)	39,499	38,252	38,170	38,142	35,453
Revenue	$ 48,070	$ 47,354	$ 47,437	$ 43,651	$ 38,941
Total Adjustments to Revenue	0	(7)	(225)	(47)	(553)
Adjusted Revenue	48,070	47,347	47,212	43,604	38,388
Noninterest Expense	34,746	30,297	33,435	34,808	32,341
Total Adjustments to Noninterest Expense	3,824	1,443	3,321	6,403	5,481
Adjusted Noninterest Expense	30,922	28,854	30,114	28,405	26,860
Foreclosed property expense and net (gain)/loss on sale	(293)	(78)	124	(41)	38
Net Adjusted Noninterest Expense	31,215	28,932	29,990	28,446	26,822

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GAAP to Non-GAAP Reconciliation

(Q1 16 – Q1 17)

(Dollars in thousands)	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016
Adjusted Revenue	48,070	47,347	47,212	43,604	38,388
Impact of FTE adjustment	211	204	287	308	127
Adjusted Revenue on a fully taxable equivalent basis	48,281	47,551	47,499	43,912	38,515
Adjusted Efficiency Ratio	64.7%	60.8%	63.1%	64.8%	69.6%
Average Assets	$ 4,699,745	$ 4,572,188	$ 4,420,438	$ 4,206,800	$ 3,601,390
Less average goodwill and intangible assets	(78,878)	(79,620)	(80,068)	(69,449)	(37,015)
Average Tangible Assets	4,620,867	4,492,568	4,340,370	4,137,351	3,564,375
Return on Average Assets (ROA)	0.68%	0.94%	0.82%	0.51%	0.44%
Impact of removing average intangible assets and related amortization	0.06%	0.06%	0.06%	0.05%	0.04%
Return on Tangible Average Assets (ROTA)	0.74%	1.00%	0.88%	0.56%	0.48%
Impact of other adjustments for Adjusted Net Income	0.16%	0.05%	0.13%	0.33%	0.32%
Adjusted Return on Average Tangible Assets	0.90%	1.05%	1.01%	0.89%	0.80%
Average Shareholders' Equity	$ 466,846	$ 437,077	$ 430,410	$ 416,748	$ 370,816
Less average goodwill and intangible assets	(78,878)	(79,620)	(80,068)	(69,449)	(37,015)
Average Tangible Equity	387,968	357,457	350,342	347,299	333,801
Return on Average Shareholders' Equity	6.9%	9.8%	8.4%	5.1%	4.3%
Impact of removing average intangible assets and related amortization	1.9%	2.7%	2.5%	1.5%	0.8%
Return on Average Tangible Common Equity (ROTCE)	8.8%	12.5%	10.9%	6.6%	5.1%
Impact of other adjustments for Adjusted Net Income	1.9%	0.6%	1.7%	4.0%	3.4%
Adjusted Return on Average Tangible Common Equity	10.7%	13.1%	12.6%	10.6%	8.5%

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